Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TPI Composites, Inc.:

We consent to the use of our reports incorporated by reference herein.

Our report covering the December 31, 2019 consolidated financial statements refers to a change in the Company’s method of accounting for leases effective January 1, 2019 due to the adoption of Financial Accounting Standards Board Accounting Standard Codification Topic 842, Leases.

/s/ KPMG LLP

Phoenix, Arizona

March 6, 2020